SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2006, IBERIABANK Corporation (“IBKC”) and Pulaski Investment Corporation (“Pulaski”), the holding company for Pulaski Bank and Trust of Little Rock, Arkansas, announced that they would combine pursuant to an Agreement and Plan of Merger (the “Agreement”) dated as of August 9, 2006. The transaction, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of Pulaski’s shareholders.

Pursuant to the Agreement, Pulaski will be acquired by IBKC and shareholders of Pulaski will receive cash equal to $26.6464 for each outstanding share of Pulaski common stock. In addition, Pulaski shareholders will receive 0.2274 shares of IBERIABANK common stock and IBERIABANK common stock equal to $13.323 for each outstanding share of Pulaski common stock.

The Agreement and related press release are filed as Exhibits 10.1 and 99.1, respectively, to this Report and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Presentation by management regarding proposed acquisition of Pulaski. Exhibit 99.2 to this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 -	Agreement and Plan of Merger, dated as of August 9, 2006, between IBKC and Pulaski.

Exhibit 99.1 -	Press Release dated August 9, 2006, announcing merger agreement with Pulaski.

Exhibit 99.2 -	Presentation Outline dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: August 9, 2006	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Agreement and Plan of Merger, dated as of August 9, 2006, between IBKC and Pulaski.

99.1	Press Release dated August 9, 2006, announcing merger agreement with Pulaski.

99.2	Presentation Outline dated August 9, 2006.